Exhibit 99.1

July 31, 2019	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and Federal Affairs
856-309-4546
maureen.duffy@amwater.com
AMERICAN WATER REPORTS STRONG SECOND QUARTER 2019 RESULTS
AFFIRMS 2019 EARNINGS GUIDANCE

•	Second quarter 2019 GAAP diluted earnings per share were $0.94, compared to $0.91 per share in 2018

•	Second quarter 2019 adjusted diluted earnings per share increased 13.3 percent, despite significant weather impacts in both the Midwest and Northeast

•	Regulated Businesses achieved solid results despite unusually wet weather conditions

•	Market-Based Businesses results continue to reflect strong growth

•	Affirming 2019 earnings guidance range and long-term EPS compound annual growth rate (CAGR) in top half of 7% to 10% range, anchored off 2017 adjusted EPS
CAMDEN, N.J., July 31, 2019 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended June 30, 2019.
“American Water employees delivered a strong second quarter with 2019 adjusted earnings per share up 13.3% compared to last year, despite unusually wet weather conditions in much of our service territory which resulted in a year over year negative impact of five cents. Our second quarter results demonstrate that we continue to grow our business through the consistent execution of our strategies,” said Susan Story, president and CEO of American Water. "During the quarter, we saw growth in both our Regulated and Market-Based Businesses.
“Through June, we invested $792 million, the vast majority of which was regulated capital investment in infrastructure to better serve our customers. We also added approximately 37,200 customer connections to date through closed acquisitions and organic growth. This includes our formal closing on Alton, which we previously announced, adding 23,000 wastewater customers where we have been privileged to provide water there for our company’s entire 133-year history. We also look forward to welcoming an additional 38,200 customer connections through pending acquisitions.
“We remain on track to meet our long-term compound annual earnings growth outlook in the top half of the 7-10 percent range and we are affirming our 2019 non-GAAP earnings guidance range of $3.54 to $3.64 per share,” added Story.

PRESS RELEASE	1	www.amwater.com

Consolidated Results
The Company's three and six months ended results are included in the table below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Diluted earnings per share (GAAP):
Net income attributable to common shareholders	$0.94	$0.91	$1.56	$1.50
Adjustments:
Freedom Industries settlement activities	—	(0.11)	(0.02)	(0.11)
Income tax impact	—	0.03	0.01	0.03
Net adjustments	—	(0.08)	(0.01)	(0.08)

Adjusted diluted earnings per share (non-GAAP)	$0.94	$0.83	$1.55	$1.42
For the three and six months ended June 30, 2019, diluted earnings per share (GAAP) were up 3.3% per share and 4.0%, respectively. Included in GAAP results were benefits associated with the 2014 Freedom Industries chemical spill in West Virginia: a $0.01 per diluted share benefit in the first quarter of 2019 from the reduction of the Company's portion of the liability; and an $0.08 per diluted share benefit in the second quarter of 2018 reflective of an insurance settlement.
Excluding the adjustments discussed above, adjusted diluted earnings per share were $0.94 for the second quarter of 2019, an increase of $0.11 per diluted share, or 13.3%, compared to adjusted diluted earnings per share for the same period in 2018 and $1.55 for the first six months of 2019, an increase of $0.13 per diluted share, or 9.2% compared to adjusted diluted earnings per share for the same period in 2018.
These increases reflect growth in the Regulated Businesses, driven by infrastructure investment, acquisitions and organic growth, partially offset by unusually wet weather conditions in the second quarter of 2019 in the Midwest and Northeast, which year over year, is a $0.05 per share impact, and ongoing customer usage reductions from conservation. The Market-Based Businesses results also reflect strong growth from Homeowner Services Group's 2018 acquisition of Pivotal Home Solutions and new partnerships, as well as Military Services Group’s full year impact from the addition of two new military contracts during 2018. In addition, Parent Company added to earnings from the sale of a legacy investment, partially offset by higher interest expense to support growth in the business.
For the first six months of 2019, capital investments of approximately $792 million were made, including $712 million dedicated primarily to infrastructure improvements in the Regulated Businesses and $80 million was for regulated acquisitions, including the city of Alton, Illinois' regional wastewater system.
The Company plans to invest in the range of $1.8 billion to $1.9 billion across its footprint in 2019.
Regulated Businesses

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in millions)	2019	2018	2019	2018
Net income (GAAP)	$156	$167	$266	$271
Adjustments:
Freedom Industries settlement activities	—	(20)	(4)	(20)
Income tax impact	—	5	1	5
Net adjustments	—	(15)	(3)	(15)

Adjusted net income (non-GAAP)	$156	$152	$263	$256
In the second quarter of 2019, GAAP net income in the Regulated Businesses was $156 million, compared to $167 million in the same period in 2018.

PRESS RELEASE	2	www.amwater.com

Included in GAAP results were benefits associated with the 2014 Freedom Industries chemical spill in West Virginia: a $3 million benefit in the first quarter of 2019 from reduction of the Company's portion of the liability; and an $15 million benefit in the second quarter of 2018 reflective of an insurance settlement.
Excluding the adjustments discussed above, second quarter adjusted net income in the Regulated Businesses was $156 million compared to $152 million for the same period in 2018.
These results were impacted by unusually wet weather during the second quarter of 2019 in the Midwest and Northeast that reduced revenue by an estimated $13 million and ongoing customer usage reductions from conservation. Offsetting the weather impact was increased revenue of approximately $30 million from additional authorized revenues to support infrastructure investments and organic growth. This increase was partially offset by higher depreciation, O&M expenses, and interest of $17 million, mainly from infrastructure investment growth.
For the first six months of 2019, GAAP net income in the Regulated Businesses was $266 million, compared to $271 million for the same period in 2018.
Excluding the adjustments noted above, adjusted net income in the Regulated Businesses was $263 million, compared to $256 million for the same period in 2018.
These results were impacted by unusually wet weather during the second quarter of 2019 in the Midwest and Northeast that reduced revenue by an estimated $13 million. Offsetting the weather impact was increased revenue of approximately $66 million from additional authorized revenues to support infrastructure investments, acquisitions, and organic growth. This increase was partially offset by higher depreciation, O&M expenses, and interest of $33 million, mainly from infrastructure investment growth. Revenue was also reduced by a $15 million from ongoing customer usage reductions from conservation.
Through June 30, 2019, the Company received additional annualized revenues of approximately $41 million from general rate cases and approximately $21 million from infrastructure surcharges. The Company is awaiting final orders for general rate cases in two states and filed for an infrastructure surcharge in three states for a total annualized revenue request of approximately $39 million. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.
For the 12-month period ended June 30, 2019, the Company's adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) increased slightly to 35.4 percent, compared to 35.3 percent for the 12-month period ended June 30, 2018, with all periods prior to January 1, 2018 presented on a pro forma basis to include the estimated impact of the TCJA on operating revenues. The slight unfavorable change in this ratio was largely due to the impact on revenue of the unusually wet weather in the Northeast and Midwest. The long-term focus on reducing O&M expense as a proportion of revenue allows for investments in needed capital improvements without significantly impacting customer bills.
Market-Based Businesses
In the second quarter of 2019, net income in the Market-Based Businesses was $21 million, compared to $13 million for the same period in 2018. For the first six months of 2019, net income in the Market-Based Businesses was $41 million, compared to $25 million for the same period in 2018.
The increase in both periods was primarily driven by Homeowner Services Group’s 2018 acquisition of Pivotal and customer additions under new partnerships, including the recent addition of the Philadelphia partnership. The Military Services Group also saw growth through 2018 additions of Wright-Patterson Air Force Base and Fort Leonard Wood.
Dividends
On July 26, 2019, the Company's board of directors declared a quarterly cash dividend payment of $0.50 per share of common stock, payable on September 4, 2019, to all shareholders of record as of August 9, 2019.
2019 Earnings Guidance
The Company has affirmed its 2019 earnings guidance GAAP range of $3.55 - $3.65 per diluted share. Excluding the benefit in the first quarter of 2019 noted above, the Company's 2019 adjusted (non-GAAP) earnings guidance range is $3.54 - $3.64 per diluted share. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).

PRESS RELEASE	3	www.amwater.com

Non-GAAP Financial Measures
This press release includes presentations of adjusted net income, as well as adjusted earnings per diluted share, both as historical financial information and as earnings guidance (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Each of adjusted net income and Adjusted EPS is defined as GAAP net income and earnings per diluted common share, respectively, excluding the benefit from the reduction during the first quarter of 2019 of the liability related to the Freedom Industries chemical spill settlement in West Virginia, and the favorable impact from the insurance settlement related to the Freedom Industries chemical spill in the second quarter of 2018. These non-GAAP financial measures supplement the company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, measures of financial performance prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures are useful to American Water's investors because they provide an indication of American Water's baseline performance excluding items that are not considered by management to be reflective of its ongoing operating results. Management believes that these non-GAAP financial measures will allow investors to understand better the operating performance of American Water's businesses and will facilitate a meaningful year-to-year comparison of American Water's results of operations. Although management uses these non-GAAP financial measures internally to evaluate American Water's results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and investors should not consider them as indicators of performance. In addition, the Company's definition of adjusted net income and Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, they may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to the most directly comparable GAAP financial measure.
This press release also includes a presentation of adjusted Regulated O&M efficiency ratio, which, in addition to the pro forma adjustment for the impact of the TCJA, excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water's consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company's GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the operating performance of the Regulated Businesses without giving effect to items that are not reflective of management's ability to increase efficiency of the company's regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company's historical results, exclusive of estimated revenues and expenses related to purchased water, the Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs. The company's definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted O&M efficiency ratio to the most directly comparable GAAP financial measure.
Second Quarter 2019 Earnings Conference Call
The second quarter 2019 earnings conference call will take place on Thursday, August 1, 2019, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the company’s websites at amwater.com/corporate or ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available through August 8, 2019. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10133489. The audio webcast archive will be available for one year on American Water’s investor relations website at ir.amwater.com/events.

PRESS RELEASE	4	www.amwater.com

About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 7,100 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2019 earnings guidance, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions, taxes, permitting, and other decisions; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, emerging contaminants and public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, its water transfer business focused on customers in the shale natural gas exploration and production market; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its operational and technology systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies or water provided to its customers; exposure or infiltration of its critical infrastructure and its technology systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber-attacks or other means; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections for its Regulated and Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including its ability to, among other things, acquire, close and successfully integrate regulated operations and market-based businesses, enter into contracts and other agreements with, or otherwise obtain, new customers in its Market-Based Businesses, and realize anticipated benefits and synergies from new acquisitions; cost overruns relating to improvements in or the expansion of its operations; its ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on it or its current or future debt that could increase its financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state general, income and other tax laws, including laws, rules, regulations and interpretations related to the TCJA, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems, or the assertion by private landowners of similar rights against us; its difficulty or inability to obtain insurance, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its ability to obtain reimbursement under existing insurance programs for any losses sustained; its ability to retain and attract qualified employees; labor actions, including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

PRESS RELEASE	5	www.amwater.com

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	6	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenues	$882	$853	$1,695	$1,614
Operating expenses:
Operation and maintenance	372	348	737	695
Depreciation and amortization	142	134	286	263
General taxes	72	69	141	139
(Gain) on asset dispositions and purchases	(6)	—	(9)	(2)
Total operating expenses, net	580	551	1,155	1,095
Operating income	302	302	540	519
Other income (expense):
Interest, net	(94)	(86)	(187)	(170)
Non-operating benefit costs, net	4	2	8	5
Other, net	15	4	18	8
Total other income (expense)	(75)	(80)	(161)	(157)
Income before income taxes	227	222	379	362
Provision for income taxes	57	60	96	94
Net income attributable to common shareholders	$170	$162	$283	$268

Basic earnings per share: (a)
Net income attributable to common shareholders	$0.94	$0.90	$1.56	$1.50
Diluted earnings per share:
Net income attributable to common shareholders	$0.94	$0.91	$1.56	$1.50
Weighted-average common shares outstanding:
Basic	181	179	181	179
Diluted	181	179	181	179

(a)	Amounts may not calculate due to rounding.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2019	December 31, 2018
ASSETS
Property, plant and equipment	$23,355	$23,204
Accumulated depreciation	(5,557)	(5,795)
Property, plant and equipment, net	17,798	17,409
Current assets:
Cash and cash equivalents	64	130
Restricted funds	22	28
Accounts receivable, net	337	301
Unbilled revenues	179	186
Materials and supplies	48	41
Other	91	95
Total current assets	741	781
Regulatory and other long-term assets:
Regulatory assets	1,180	1,156
Operating lease right-of-use assets	112	—
Goodwill	1,575	1,575
Intangible assets	78	84
Postretirement benefit assets	168	155
Other	202	63
Total regulatory and other long-term assets	3,315	3,033
Total assets	$21,854	$21,223

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2019	December 31, 2018
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 185,742,324 and 185,367,158 shares issued, respectively)	$2	$2
Paid-in-capital	6,683	6,657
Accumulated deficit	(273)	(464)
Accumulated other comprehensive loss	(47)	(34)
Treasury stock, at cost (5,090,508 and 4,683,156 shares, respectively)	(338)	(297)
Total common shareholders' equity	6,027	5,864
Long-term debt	8,642	7,569
Redeemable preferred stock at redemption value	6	7
Total long-term debt	8,648	7,576
Total capitalization	14,675	13,440
Current liabilities:
Short-term debt	397	964
Current portion of long-term debt	25	71
Accounts payable	140	175
Accrued liabilities	429	556
Accrued taxes	61	45
Accrued interest	88	87
Other	177	196
Total current liabilities	1,317	2,094
Regulatory and other long-term liabilities:
Advances for construction	245	252
Deferred income taxes and investment tax credits	1,823	1,740
Regulatory liabilities	1,886	1,907
Accrued pension liabilities	398	390
Operating lease liabilities	97	—
Other	76	78
Total regulatory and other long-term liabilities	4,525	4,367
Contributions in aid of construction	1,337	1,322
Commitments and contingencies
Total capitalization and liabilities	$21,854	$21,223

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended June 30,
(Dollars in millions)	2019	2018
Total operation and maintenance expenses (a)	$1,520	$1,383
Less:
Operation and maintenance expenses—Market-Based Businesses	387	334
Operation and maintenance expenses—Other (a)	(48)	(40)
Total operation and maintenance expenses—Regulated Businesses (a)	1,181	1,089
Less:
Regulated purchased water expenses	132	133
Allocation of non-operation and maintenance expenses	33	29
Impact of Freedom Industries settlement activities (b)	(4)	(42)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,020	$969

Total operating revenues	$3,521	$3,371
Less:
Pro forma adjustment for impact of the TCJA (c)	—	87
Total pro forma operating revenues	3,521	3,284
Less:
Operating revenues—Market-Based Businesses	528	430
Operating revenues—Other	(22)	(22)
Total pro forma operating revenues—Regulated Businesses	3,015	2,876
Less:
Regulated purchased water revenues (d)	132	133
Adjusted pro forma operating revenues—Regulated Businesses (ii)	$2,883	$2,743

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	35.4%	35.3%

(a)
Includes the impact of the company’s adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit, on January 1, 2018.

(b)
Includes the impact of settlements in 2017 and 2018 with two of our general liability insurance carriers, and the reduction of the liability related to the Freedom Industries chemical spill in the first quarter of 2019.

(c)
Includes the estimated impact of the TCJA on operating revenues for our Regulated Businesses for all periods presented prior to January 1, 2018, as if the lower federal corporate income tax rate was in effect for these periods.

(d)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	10	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Earnings Guidance Range (A Non-GAAP, unaudited measure)

	2019
Diluted earnings per share:	Low End	High End
Earnings Guidance Range (GAAP)	$3.55	$3.65
Adjustment:
Freedom Industries liability reduction	(0.02)	(0.02)
Income tax impact	0.01	0.01
Net adjustment	(0.01)	(0.01)

Adjusted Earnings Guidance Range (non-GAAP)	$3.54	$3.64

PRESS RELEASE	11	www.amwater.com